EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-57251, No. 2-85614, No. 2-89950, No. 33-28715, No. 333-09675 and No. 333-19685) and the
Registration Statements on Form S-8 (No. 333-69045, No. 333-69049, No. 333-64329, No. 333-43445, No. 2-92786, No. 2-92800, No. 33-1667, No. 33-10658,
No. 33-53869, No. 33-35918, No. 33-53871, No. 33-53867, No. 33-42789, No.
33-52009, No. 33-60153 and No. 333-05235) of GenRad, Inc. of our report dated January 24 1999, except for Notes 2 and 12 which are as of April 7, 1999, appearing in this Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended January 2 1999, when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report included this schedule.

                                                  /s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
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April 14, 1999